ASSIGNMENT OF LEASES AND RENTS

This ASSIGNMENT OF LEASES AND RENTS dated as of ___________, 2008 (the “Assignment”), is executed by APPLE ORCHARD, L.L.C., a Michigan limited liability company, whose address is 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 (the “Mortgagor”), to and for the benefit of LASALLE BANK MIDWEST NATIONAL ASSOCIATION, a national banking association, whose address is 2600 West Big Beaver Road, Troy, Michigan 48084, its successors and assigns (the “Bank”).

R E C I T A L S:

A.    APPLE ORCHARD, L.L.C., a Michigan limited liability company; SUN LAKEVIEW LLC, a Michigan limited liability company; and SUN TAMPA EAST, LLC, a Michigan limited liability company (collectively, the "Borrower"), desires to borrow funds and obtain other financial accommodations from the Bank, including, without limitation, a loan evidenced by a promissory note from the Borrower to the Bank, dated _____________________, in the principal amount of TWENTY SEVEN MILLION and 00/100 Dollars ($27,000,000.00) (as amended, restated or replaced from time to time, the "Note").

B.            Mortgagor has granted to the Bank a mortgage (the "Mortgage") covering certain real property situated in the State of Ohio, as more particularly described in Exhibit A attached hereto (the "Property"), as security for the Loan evidenced by the Note.

C.            Mortgagor has demised or hereafter will demise the Property or a part thereof by a certain lease or leases for certain terms.

D.           The Bank, as a condition for making the Loan secured by the Mortgage, has required an assignment of the leases and the rents, issues and profits derived from the use of the Property and every part thereof, as additional security for the payment of the indebtedness secured by the Mortgage.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor agrees as follows:

A G R E E M E N T S:

In order to provide additional security for the payment of the principal and interest of the indebtedness secured by the Mortgage, and all other amounts payable by Mortgagor thereunder, and any and all extensions and renewals thereof, however evidenced, and the performance of the covenants and conditions hereof, Mortgagor hereby covenants and agrees to and with the Bank as follows:

1.

Mortgagor does hereby sell, assign, transfer and set over unto the Bank all the rents, profits and income under all leases or occupancy agreements or arrangements, however evidenced or denominated, upon or affecting the Property, as defined in the Mortgage (including any extensions, amendments or renewals thereof), whether such rents, profits and income are due or are to become due, including all such leases in existence or coming into existence during the period this assignment is in effect. This assignment shall run with the land until this assignment is discharged in full and be good and valid as against Mortgagor and those claiming by, under or through Mortgagor, from the date of recording of this assignment. This assignment shall continue to be operative during the foreclosure or any other proceedings taken to enforce the Mortgage. In the event of a foreclosure sale which results in a deficiency, this assignment shall stand as security during the redemption period for the payment of such deficiency. This assignment is given as collateral security only and does not and shall not be construed as obligating the Bank to perform any of the covenants or undertakings required to be performed by Mortgagor in any leases.

2.

Mortgagor covenants and agrees not to cancel, accept a surrender of, modify or alter (orally or in writing), reduce the rental under or consent to the assignment or subletting of the lessee's interest in, any lease affecting the Property, except in the ordinary course of business and on commercially reasonable terms, or to make any other assignment, pledge or other disposition of such leases, or any of them, or of the rents, issues and profits derived from the use of the Property. Any of the above acts, if done without the written consent of the Bank, shall be null and void.

3.

Mortgagor warrants and represents that all leases or copies of leases which have been delivered to the Bank are in full force and effect and there are no defaults existing thereunder, and that Mortgagor has not: (a) executed any prior assignments presently subsisting of any leases or rentals pertaining to the Property, (b) performed any acts or executed any other instruments which might prevent or limit the Bank's operating under any of the terms and conditions of the Mortgage, (c) executed or granted any modification whatever of any lease pertaining to the Property which has not been disclosed to the Bank, or (d) subordinated any lease to the lien of the Mortgage, except on terms acceptable to the Bank.

4.

Until the occurrence of an Event of Default under the Mortgage or until the Mortgagor shall default in the performance of any its obligations under this assignment, Mortgagor may receive, collect and enjoy the rents and income from the Property. Upon the occurrence of an Event of Default under the Mortgage or a default by the Mortgagor in the performance of any its obligations under this assignment, the Bank shall be entitled to, at its option, to enter upon the Property, or any part thereof, by its officers, agents, or employees, and: (a) collect the rents and income from the Property as long as an Event of Default under the Mortgage or a default by the Mortgagor in the performance of any its obligations under this assignment exists and during the pendency of any foreclosure proceedings and, if there is a deficiency, during any redemption period, (b) rent or lease the Property or any portion thereof upon such terms and for such time as it may deem best, (c) operate or maintain the Property, (d) maintain proceedings to recover rents or possession of the Property from any tenant or trespasser, and apply the net proceeds of such rent and income, after payment of all proper charges and expenses, to the following purposes: (1) payment of all of the costs and expenses incurred by the Bank in exercising its rights under this paragraph; (2) payment of interest and principal secured by the Mortgage; (3) payment of all other sums secured hereby; (4) payment of expenses of preserving the Property, including taxes and insurance premiums. Notwithstanding the foregoing, the Bank, in its sole discretion, may change the priorities set forth above for the application of the net proceeds of such rent and income. The Mortgagor hereby authorizes the Bank in general to perform all acts necessary for the operation and maintenance of the Property in the same manner and to the same extent that the Mortgagor might reasonably so act. The Bank shall only be accountable for money actually received by it pursuant to the assignment contained in this paragraph. Such entry and taking possession of the Property, or any part thereof, by the Bank, may be made by actual entry and possession, or by written notice served personally upon or sent by certified mail to the last address of the Mortgagor appearing on the records of the Bank, as the Bank may elect, and no further authorization or notice shall be required. BORROWER HEREBY WAIVES ANY RIGHT TO NOTICE, OTHER THAN THE NOTICE PROVIDED ABOVE AND WAIVES ANY RIGHT TO ANY HEARING JUDICIAL OR OTHERWISE PRIOR TO THE BANK EXERCISING ITS RIGHTS UNDER THE ASSIGNMENT CONTAINED IN THIS PARAGRAPH.

5.

The Bank and its duly authorized agents shall be entitled to enter the Property for the purpose of delivering any and all such notices and other communications to the tenants and occupiers thereof or to take such other steps as shall be necessary or desirable in the Bank's discretion to exercise its rights hereunder, and the Bank and its agents shall have absolutely no liability to Mortgagor arising therefrom, except for gross negligence or willful misconduct. The Bank shall not, however, be obligated to give any tenant or occupier of the Property any notice by personal delivery and the Bank may, in its sole discretion, deliver all such notices and communications by ordinary first-class U.S. mail, postage prepaid, or otherwise.

6.

The Mortgagor irrevocably consents that any lessee or lessees under any leases covering the Property, upon demand and notice from the Bank of Mortgagor's default under the Mortgage or this assignment, shall pay all rents, issues and profits under such leases to the Bank without any obligation upon any such lessee or lessees for the determination of the actual existence of any default.

7.

In the event that Mortgagor obstructs the Bank in its efforts to collect the rents and income from the Property, or after requested by the Bank, unreasonably refuses, fails or neglects to assist the Bank in collecting such rent and income, the Bank shall be entitled to the appointment of a receiver of the Property and of the income, rents and profits therefrom, with such powers as the court making such appointment may confer.

8.

The Mortgagor covenants and agrees to perform and discharge each and every obligation, covenant, and agreement required to be performed by the landlord under all leases covering the Property, and should the Mortgagor fail so to do, then the Bank, but without obligation to do so, and without releasing the Mortgagor from any obligation hereof, may make or do the same in such manner and to such extent as the Bank may deem necessary to protect the security hereof. Nothing herein contained shall be construed to bind the Bank to perform any of the terms and provisions contained in the leases, or otherwise to impose any obligation upon the Bank. Any default by the Mortgagor in the performance of any of the obligations contained in this paragraph, which is not cured within 30 days after notice thereof from the Bank to Mortgagor, or, if the default is of a kind which cannot be cured within 30 days, if Mortgagor fails to undertake the cure of such default within 30 days after notice thereof from the Bank to Mortgagor and thereafter diligently pursue such cure and complete it within a reasonable time, shall constitute and be deemed to be a default under the terms of the Mortgage and this assignment entitling the Bank to exercise the rights and remedies provided by the Mortgage and this assignment.

9.	The Bank shall at no time have any obligation whatever to attempt to collect rent from any tenant or occupier of the Property notwithstanding that such tenants and occupiers may not be paying rent to either Mortgagor or to the Bank. Further, the Bank shall at no time have any obligation whatever to enforce any other obligations owed by tenants or occupiers of the Property to Mortgagor. No action taken by the Bank under the Mortgage or this assignment shall put the Bank in the position of a "mortgagee in possession."

10.

Mortgagor shall at no time collect advance rent under any lease upon, affecting or pertaining to the Property or any part thereof in excess of one month (other than as a security deposit) and the Bank shall not be bound in any respect by any rent prepayment made or received in violation of the terms hereof.

11.

The Bank shall have the right to assign the Mortgagor's right, title and interest in all leases covering the Property to any subsequent holder of the Mortgage or this assignment, and to assign the same to any person acquiring title to the Property through foreclosure or otherwise.

12.

The rights and remedies of the Bank under this instrument are cumulative and are not in lieu of but are in addition to any other rights or remedies which the Bank shall have under the Mortgage, this assignment or under any loan agreement between the parties hereto or under applicable law.

13.	All covenants and agreements contained herein shall apply to and bind the heirs, personal representatives, successors and assigns of the respective parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Assignment as of the day and year first above written.

MORTGAGOR:

APPLE ORCHARD, L.L.C., a Michigan limited liability company

By:          Sun Communities Operating Limited Partnership, a Michigan limited partnership

Its:          Sole Member

By:          Sun Communities, Inc., a Maryland corporation

Its:          General Partner

By: ______________________________

Name: ______________________________

Title: ______________________________

Notary Acknowledgement

The foregoing instrument was acknowledged before me in ___________________ County, Michigan, on _______________________, by __________________, ____________________of Sun Communities, Inc., a Maryland corporation, which is the general partner of Sun Communities Operating Limited Partnership, a Michigan limited partnership, which is the sole member of APPLE ORCHARD, L.L.C., a Michigan limited liability company, on behalf of the company.

Notary's Signature:______________________________

Notary's Name:

Notary Public, State of Michigan, County of _________

My commission expires:_________________________

Acting in the County of:__________________________

DRAFTED BY:	WHEN RECORDED RETURN TO:

Daniel C. Watson, Esq.	LaSalle Bank Midwest N.A.
Dykema Gossett PLLC	c/o LaSalle Bank N.A.
400 Renaissance Center	Attn: Rita Gomez MC74-00
Detroit, Michigan 48243	4747 W. Irving Road
Chicago, Illinois 60641

EXHIBIT A

LEGAL DESCRIPTION OF REAL ESTATE

Land situated in the County of Clermont, Township of Miami, State of Ohio, is described as follows:

Parcel 1

Situated in the State of Ohio, Clermont County, Miami Township and in Dix’s Military Survey No. 992 of the Virginia Military District and being more particularly described as follows: Beginning at a point in State Route No. 28, said point is North 13 degrees 20 minutes 32 seconds West 29.71 feet from a 1 inch iron pipe at the Northwest corner of lot No. 42 of the Village of Mulberry as platted and recorded in Plat Cabinet 5, page 148 of the Clermont County, Ohio Deed Records; thence with the line of said lot No. 42 and Tailwind Properties, Inc., South 13 degrees 20 minutes 32 second East 265.47 feet to a 1/2 inch iron pin; thence, with the line of H. Wayne Klekamp, Inc. and fenced line of Bertie Trester, South 06 degrees 36 minutes 08 seconds West 888.99 feet to a 5/8 inch iron pin; thence, with the North line of By-Pass StateRoute 28, South 71 degrees 27 minutes 11 seconds West 452.65 feet to a 5/8 inch iron pin; thence, continuing with said North line of said By-Pass State Route No. 28, South 67 degrees 31 minutes 49 seconds West, 434.44 feet to a 5/8 inch iron pin; thence with the fenced line of B & R Partnership, North 13 degrees 49 minutes 16 seconds East 609.49 feet to a 3/4 inch iron pin; thence, with the fenced line of Paul and Janet Bilton, North 81 degrees 00 minutes 48 seconds East 180.74 feet to a 3/4 inch iron pin; thence, with the fenced line of Mulberry Wesleyan Church, Inc., North 54 degrees 54 minutes 10 seconds East 359.78 feet to a 1 inch pipe; thence continuing with said fenced line of Mulberry Wesleyan Church, Inc. North 66 degrees 31 minutes 42 seconds East 151.50 feet to a 3/8 inch iron pin, thence, continuing with said fenced line of Mulberry Wesleyan Church, Inc., North 18 degrees 31 minutes 24 seconds West 58.02 feet to a 1 inch pipe, thence, with said line of Mulberry Wesleyan Church, Inc., and Harry Kapourales, North 75 degrees 09 minutes 36 seconds East, 170.08 feet to a 1/2 inch iron pin; thence, continuing with said line of said Harry Kapourales and passing a 5/8 inch iron pin at 232.09 feet, North 13 degrees 17 minutes 13 seconds West 262.09 feet to State Route No. 28; thence with said State Route No. 28, North 77 degrees 12 minutes 47 seconds East 94.23 feet to the beginning, The bearings in the above description are based on the East line of B & R Partnership’s property as recorded in Official Record Book 561, page 668 in the recorders office of said county.

The above description is taken from and in accordance with a survey and plat dated August 10, 1998 by Robert Joseph Shannon, Ohio Reg. No. 7835

Parcel 2

Situated in the State of Ohio, Clermont County, Miami Township and in Dix’s Military Survey No. 992 of the Virginia Military District and being more particularly described as follows: Commencing at a point in State Route No. 28, said point is North 13 degrees 20 minutes 32 seconds West, 29.71 feet from a 1 inch iron pipe at the Northwest corner of Lot No. 42 of the Village of Mulberry as platted and recorded in Plat Cabinet 5, page 148 of the Clermont County, Ohio Deed Records; thence with the line of said Lot No. 42 and Tailwind Properties, Inc., South 13 degrees 20 minutes 32 seconds East 265.47 feet to a 1/2 iron pin; thence, with the line of H. Wayne Klekamp, Inc., fenced line of Bertie Trester and crossing the State Route No. 28 by-pass, South 06 degrees 36 minutes 08 seconds West 1120.97 feet to a 5/8 inch iron pin and the beginning; thence, with the fenced line of Rosa Trester and West line of Lakeside Park Subdivision, South 06 degrees 36 minutes 08 seconds West 656.69 feet to a 1/2 inch iron pin; thence with the line of Jerome L. Decker North 72 degrees 10 minutes 36 seconds West, 196.61 feet to a 5/8 inch iron pin; thence continuing with said line of Jerome L. Decker, South 37 degrees 05 minutes 47 seconds West 349.43 feet to a 1/2 inch iron pin; thence with the line of Betty Swafford and fenced line of Donald Gordon, North 73 degrees 48 minutes 40 seconds West 591.53 feet to a 1/2 inch iron pin; thence, continuing with said fenced line of Donald Gordon and fenced line of Elsie Walker, North 35 degrees 18 minutes 04 seconds East 357.85 feet to a 5/8 inch iron pin; thence, continuing with said fenced line of Elsie Walker, North 72 degrees 19 minutes 17 seconds West, 50.08 feet to a 1/2 inch iron pin; thence with the fenced line of the Board of County Commissioners, North 13 degrees 49 minutes 16 seconds East 163.75 feet to a 5/8 inch iron pin; thence with the South line of By-Pass State Route No. 28, North 71 degrees 27 minutes 11 seconds East 583.81 feet to a 5/8 inch iron pin; thence, continuing with said South line of By-Pass State Route No. 28, South 13 degrees 21 minutes 01 seconds East 41.17 feet to a 5/8 inch iron pin; thence, still continuing with the south line of By-Pass State Route No. 28, North 71 degrees 27 minutes 11 seconds East 295.68 feet to the beginning.

The bearings in the above description are based on the East line of B & R Partnership’s property as recorded in Official Record Book 561, page 668 in the recorders office of said county

The above description is taken from and in accordance with a survey and plat dated August 10, 1998 by Robert Joseph Shannon, Ohio Reg. No. 7835.

Parcel 3

Situated in Pierson’s Military Survey No. 928 and Jones’ Military Survey No. 934, Monroe Township, Clermont County, Ohio and being more particularly described as follows: Beginning at an iron pin set at the southwest corner of Lot No. 7 of East Fork Commercial Park as recorded in Plat Cabinet 4, page 222 of the Clermont County, Ohio Subdivision Plat Records; thence with the South line of said Lot No. 7 and partially with the South line of Lot No. 8, as generally marked by a fence, South 85 degrees 34 minutes 15 seconds East for a distance of 449.88 feet to an iron pin set corner to lands of Edgar Lawson; thence with the lines of said Lawson the following three courses and distances, (1) South 12 degrees 58 minutes 13 seconds West for a distance of 579.29 feet to an ion pin set; (2) North 86 degrees 11 minutes 40 seconds West for a distance of 462.91 feet to an iron pin set; (3) South 06 degrees 51 minutes 00 seconds West for a distance of 507.16 feet to an existing iron pin corner of lands of the Clermont Christian Assembly, Inc., thence with the north line of The Clermont Christian Assembly, Inc. North 84 degrees 13 minutes 43 seconds West for a distance of 1597.30 feet to an existing iron pin corner to lands of Martha and Karen Simpson; thence with the East line of said Simpson and the East line of Elmer and Marjorie Parker North 15 degrees 29 minutes 12 seconds East for a distance of 449.46 feet to an existing spike in the centerline of Back Run Road; thence leaving said road with the South line of lands of Steven and Karen Seipelt South 84 degrees 44 minutes 18 seconds East (passing an iron pin set at 25.00 feet) for a total distance of 637.57 feet to an existing iron pipe corner to said Seipelt; thence with the Easterly lines of said Seipelt and the Easterly line of Jessie and Judith Cowans the following two courses and distances (1) North 06 degrees 42 minutes 55 seconds West for a distance of 26.05 feet to an existing iron pipe at an angle point in Seipelt’s Easterly line (2) North 30 degrees 41 minutes 42 seconds East for a distance of 661.30 feet to an existing iron pipe corner to said Cowans; thence with the North line of Cowans North 84 degrees 35 minutes 35 seconds West for a distance of 594.03 feet to an existing iron pipe corner to lands of Mamie Kemper; thence with the East line of said Kemper and partially with the East line of Lands of Terry and Beverly Hoskins North 12 degrees 11 minutes 18 seconds East for a distance of 891.21 feet to an iron pin set corner to lands of the Bethel Jehovah’s Witnesses; thence with the lines of the Bethel Jehovah’s Witnesses the following three (3) courses and distances, (1) South 86 degrees 24 minutes 00 seconds East for a distance of 236.94 feet to an iron pin set; (2) North 03 degrees 36 minutes 00 seconds East for a distance of 66.00 feet to an iron pin set; (3) South 86 degrees 24 minutes 00 seconds East for a distance of 33.00 feet to an iron pin set corner to lands of Dale and Irene DeWeese; thence with the Southerly line of said DeWeese South 61 degrees 24 minutes 00 seconds East for a distance of 161.15 feet to an existing iron pin corner of lands of Clermont Metropolitan Housing Authority; thence with the lines of said Clermont Metropolitan Housing Authority the following six (6)

courses and distances, (1) South 35 degrees 56 minutes 13 seconds East for a distance of 183.96 feet to an iron pin set; (2) South 61 degrees 48 minutes 54 seconds East for a distance of 157.41 feet to a wood post; (3) North 77 degrees 59 minutes 07 seconds East for a distance of 131.22 feet to an iron pin set; (4) North 08 degrees 28 minutes 57 seconds East for a distance of 82.52 feet to an iron pin set; (5) South 83 degrees 59 minutes 06 seconds East for a distance of 91.94 feet to an iron pin set; (6) North 08 degrees 40 minutes 57 seconds East (passing an iron pin set 530.64 feet) for a total distance of 593.32 feet to a point in the centerline of State Route No. 125; thence with said centerline South 78 degrees 37 minutes 16 seconds East for a distance of 292.37 feet to a point; thence leaving said road with the West line of Lot No. 7 of East Fork Commercial Park the following two (2) courses and distances, (1) South 07 degrees 42 minutes 03 seconds West for a distance of 693.99 feet to a 36’ ash tree; South 05 degrees 56 minutes 01 seconds West for a distance of 677.35 feet to the place of beginning.

EXCEPTING Therefrom the following described parcels:

Situated in Jones’ Military Survey No. 934, Monroe Township, Clermont County, Ohio and being more particularly described as follows:

Commencing at an iron pin located at the Southwest corner of Lot No. 7 of East Fork Commercial Park as recorded in Plat Cabinet 4, page 222 of the Clermont County, Ohio Subdivision Plat Records; thence with the South line of said Lot No. 7 and partially with South line of Lot No. 8 as generally marked by a fence, South 85 degrees 34 minutes 15 seconds East 449.88 feet to the corner of lands of Edgar Lawson; thence with the lines of said Lawson the following three (3) courses: South 12 degrees 58 minutes 13 seconds West 579.29 feet, North 86 degrees 11 minutes 40 seconds West 462.91 feet to an iron pin found, South 06 degrees 51 minutes 00 seconds West for a distance of 507.16 feet to an existing iron pin corner to lands of The Clermont Christian Assembly, Inc., as recorded in Deed Book 532, page 374, Clermont County Recorder’s Office; thence with the North line of said Clermont Christian Assembly, Inc., North 84 degrees 13 minutes 43 seconds West 1330.81 feet to a 5/8" diameter iron pin set at the Point of Beginning of this described real estate; thence from said point of beginning continuing North 84 degrees 13 minutes 43 seconds West 266.49 feet to an existing iron pin corner to lands of Karen L. Simpson, as recorded in Official Record 794, page 877, Clermont County Recorder’s Office; thence with the East line of said Simpson and the East line of Elmer Parker, Jr., as recorded in Official Record 1084, page 248 of the Clermont County Recorder’s Office, North 15 degrees 29 minutes 12 seconds East for a distance of 449.46 feet to an existing spike located in the centerline of Back Run Road; thence leaving said road with the South line of lands of Roy L. and Brenda D. Lindsey as recorded in Official Record 1342, page 800, Clermont County Recorder’s Office, South 84 degrees 44 minutes 18 seconds East, passing an existing iron pin at 25.00 feet for a total distance of 177.74 feet to a set 5/8" diameter iron pin; thence leaving said line of Lindsey, through grantor’s property along a new severance line the following four (4) courses: South 03 degrees 29 minutes 54 seconds West 39.63 feet to a set 5/8" diameter iron pin, North 86 degrees 30 minutes 06 seconds West 12.74 feet to a set 5/8" diameter iron pin, South 64 degrees 19 minutes 28 seconds West 50.00 feet to a set 5/8" diameter iron pin, and South 04 degrees 13 minutes 43 seconds East 384.25 feet to the point of beginning.

Right to access and construct utilities including sanitary sewer, public water, electric, gas cable and telephone located or to be located along Back Run Road through and above described tract, and to retain rights for drainage easements and storm piping through the above tract.

ALSO EXCEPTING

Situated in the State of Ohio, County of Clermont, Township of Monroe, Virginia Military District, situated in Jones M.S. No. 934 and being more particularly described as follows:

Beginning for reference at the intersection of the existing centerline of S.R. 125 with the Easterly line of Jones M.S. No. 934, said point being centerline of survey Station 491+57.52; thence North 75 degrees 49 minutes 28 seconds East 21.76 feet to a point at 9.72 feet left of centerline Station 491+76.98 and being the True Point of Beginning; thence South 09 degrees 04 minutes 08 seconds West 91.68 feet along the Grantor’s Easterly line to an iron pin set at 81.75 feet right of centerline Station 491+82.25 (passing an iron pin found at 90.79 feet); thence North 88 degrees 17 minutes 47 seconds West 17.54 feet along the existing Southerly Right-of Way line to an iron pin set 85.00 feet right of centerline Station 491+65.00; thence North 68 degrees 29 minutes 02 seconds West, 157. 14 feet along the existing Southerly Right-of-Way line to an iron pin set 60.00 feet right of centerline Station 490+09.88; thence North 72 degrees 43 minutes 43 seconds West 123.24 feet along the existing Southerly Right of Way line to an iron pin found 54.22 feet right of centerline Station 488+91.18; thence North 10 degrees 03 minutes 08 seconds East 59.98 feet along the Grantor’s Westerly line to a point 5.32 feet left of centerline Station 488+84.09; thence South 77 degrees 29 minutes 25 seconds East 292.34 feet along the Grantor’s Northerly line to the True Point of Beginning.

This description is based on a survey made under the direction and supervision of Steven W. Newell, Professional Surveyor Number 7212 in May, 2001